UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 27, 2014

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Bravo Brio Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Ohio	001-34920	34-1566328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Goodale Boulevard, Suite 100, Columbus, Ohio	43212
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-326-7944
Not Applicable
Former name or former address, if changed since last report
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 27, 2014, the Board of Directors of Bravo Brio Restaurant Group, Inc. (the "Company" or "BBRG") approved the promotion of Chief Operating Officer Brian O'Malley to President of the Company, effective immediately. In his new capacity, Mr. O'Malley will oversee marketing and human resources and continue to serve as Chief Operating Officer, responsible for the restaurant and culinary operations of the Company. Mr. O'Malley will continue to report to Saed Mohseni, the Company's Chief Executive Officer.
Mr. O’Malley was appointed Chief Operating Officer in October 2010 and earlier served as Senior Vice President of Operations, BRIO from 2006 until October 2010. He joined the Company in 1996 as the General Manager of BRAVO! Dayton, was promoted to District Partner in 1999, Director of Operations in 2000 and to Vice President of Operations in 2004. Prior to that, he was employed with Sante Fe Steakhouse, where he held positions as a general manager, director of training and regional manager.
In connection with Mr. O'Malley's promotion, the Compensation Committee of the Board of Directors of the Company approved an annualized base salary increase of $50,000, making his total annual salary $280,000. There were no other changes made to Mr. O'Malley's compensation and benefits.
Prior to the date of Mr. O'Malley's promotion, Mr. Mohseni, who has served as Chief Executive Officer of the Company since February 2007, had previously held the title of President since September 2009.
A copy of the Company's announcement relating to the foregoing disclosures, dated August 28, 2014, is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:
99.1 Announcement dated August 28, 2014 entitled, “Bravo Brio Restaurant Group, Inc. Promotes Chief Operating Officer Brian O'Malley to President”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bravo Brio Restaurant Group, Inc.

August 28, 2014	By:	/s/ James J. O’Connor
	Name:	James J. O’Connor
	Title:	Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Bravo Brio Restaurant Group, Inc. Promotes Chief Operating Officer Brian O'Malley to President